Exhibit (d)(3)

ADDENDUM to SCHEDULE A

to the

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

dated

May 6, 2020

between

EXCHANGE TRADED CONCEPTS TRUST

and

EXCHANGE TRADED CONCEPTS, LLC

Revised December 14, 2023

The Trust will pay to the Adviser as compensation for the Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

TABLE 1 (Funds subject to Section 6(b) of the Agreement)

Fund	Rate	Effective Date
EMQQ The Emerging Markets Internet & Ecommerce ETF	86 bps	June 12, 2015
ROBO Global® Robotics & Automation Index ETF	95 bps on assets $0-$2 billion 75 bps on assets $2-$5 billion 65 bps on assets greater than $5 billion	June 12, 2015
Capital Link Global Fintech Leaders ETF	95 bps	January 23, 2018
Vesper US Large Cap Short-Term Reversal Strategy ETF	75 bps	September 12, 2018
ROBO Global® Healthcare Technology and Innovation ETF	80 bps	June 14, 2019
ROBO Global® Artificial Intelligence ETF	75 bps	May 7, 2020
Nifty India Financials ETF	75 bps	July 8, 2020
Bitwise Crypto Industry Innovators ETF	85 bps	May 7, 2021
FMQQ The Next Frontier Internet & Ecommerce ETF	86 bps	September 24, 2021
India Internet & Ecommerce ETF	86 bps	March 16, 2022
Optica Rare Earths & Critical Materials ETF	85 bps on up to $2 billion in assets 75 bps on the next $2 billion in assets 65 bps on assets greater than $4 billion	March 23, 2022
KPOP and Korean Entertainment ETF	75 bps on assets $0-$1 billion 70 bps on assets $1-$3 billion 65 bps on assets greater than $3 billion	August 20, 2022
MUSQ Global Music Industry ETF	89 bps	June 28, 2023
Range Global Coal Index ETF		Effective as of Effective Date of Registration Statement
Range Global LNG Ecosystem Index ETF		Effective as of Effective Date of Registration Statement
Range Global Offshore Oil Services Index ETF		Effective as of Effective Date of Registration Statement
Range Nuclear Renaissance Index ETF		Effective as of Effective Date of Registration Statement

TABLE 2 (Funds subject to Section 6(c) of the Agreement)

Fund	Rate	Effective Date
ETC 6 Meridian Low Beta Equity Strategy ETF	61 bps	September 15, 2022*
ETC 6 Meridian Mega Cap Equity ETF	61 bps	September 15, 2022*
ETC 6 Meridian Small Cap Equity ETF	61 bps	September 15, 2022*
6 Meridian Hedged Equity-Index Option Strategy ETF	61 bps	September 15, 2022*
ETC 6 Meridian Quality Growth ETF	61 bps	May 7, 2021
ETC 6 Meridian Quality Dividend Yield ETF	61 bps	May 7, 2021
ETC 6 Meridian Quality Value ETF	61 bps	May 7, 2021

* Initially effective on May 7, 2020.

ADVISER:		TRUST:

Exchange Traded Concepts, LLC		Exchange Traded Concepts Trust

By:	/s/ J. Garrett Stevens	By:	/ s/ J. Garrett Stevens
J. Garrett Stevens		J. Garrett Stevens
Chief Executive Officer		President